Exhibit 2


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27

4- NIRE
35300149947


01.02 - HEAD OFFICE ADDRESS


1- Full Address (Street, Number and Complement)                2- District
AV. ESCOLA POLITECNICA,760, 2nd floor                          JAGUARE
3- Zip Code                                 4- City                                  5- State
05350-901                                   SAO PAULO                                S.P.
6- DDD (Long distance)           7- Telephone        8- Telephone           9- Telephone              10- Telex
5511                             3718-5301           3718-5306              3718-5465
11- DDD (Long distance)          12- Fax                       13- Fax                         14- Fax
5511                             3718-5297                     3714-4436
15- E-MAIL

acoes@perdigao.com.br


01.03 - INVESTOR RELATIONS DIRECTOR (ADDRESS FOR CORRESPONDENCE WITH THE COMPANY)

1-  Name
WANG WEI CHANG
2- Full Address (Place, Number and Complement)                     3- District
AV. ESCOLA POLITECNICA,760 - 2nd floor                             JAGUARE
4- Zip Code (CEP)                            5- City                                    6- State
05350-901                                    SAO PAULO                                  S.P.
7- DDD (long           8- Telephone          9- Telephone          10- Telephone        11- Telex             12- DDD (long
distance) 5511         3718-5301             3718-5306             3718-5465                                  distance) 5511
13- Fax                           14- Fax                          15- Fax                         16- E-MAIL
3718-5297                         3714-4436                                                        acoes@perdigao.com.br


01.04  - REFERENCE / AUDITOR


             Current fiscal year                           Current Quarter                            Previous Quarter

1- Begin                2- End                3- Quarter    4- Begin      5- End         6- Quarter    7- Begin       8- End
01/01/2003              12/31/2003                 2        04/01/2003    06/30/2003         1         01/01/2003     03/31/2003
9- Auditing Company                                                             10- CVM Code
Ernst & Young S/C                                                               00471-5
11- Technical in Charge                                                         12- Technical in Charge Taxpayers' Register
Luiz Carlos Passetti                                                            001.625.898-32


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


01.05 - CURRENT COMPOSITION OF CAPITAL

Number of Shares (units)          1- Current quarter               2- Previous quarter             4- Same quarter of previous year
                                  June 30, 2003                    March 31, 2003                  June 30, 2002
PAID-UP CAPITAL

1.COMMON                                                15,471,957                      15,471,957                       15,471,957
2.PREFERRED                                             29,180,427                      29,180,427                       29,180,427
3.TOTAL                                                 44,652,384                      44,652,384                       44,652,384
IN TREASURY

4.COMMON                                                     7,900                           7,900                            7,900
5.PREFERRED                                                135,595                         135,595                          135,595
6.TOTAL                                                    143,495                         143,495                          143,495


01.06 - COMPANY PROFILE

1 - TYPE OF COMPANY
Industrial, Commercial and Others

2 - SITUATION

Operational

3 - NATURE OF SHARE CONTROL
National Private

4 - CODE OF ACTIVITY
1170000 - Participation & Administration

5 -  MAIN ACTIVITY
Holding

6 - CONSOLIDATED TYPE
Total

7 - TYPE OF AUDITOR'S REPORT
No exception

01.07- COMPANIES NOT INCLUDED IN CONSOLIDATED FINANCIAL STATEMENTS

1- Item            2- General Taxpayers' Register                       3- Name

01.08 - DECLARED AND/OR PAID DIVIDENDS DURING AND AFTER THE QUARTER


1- ITEM      2- EVENT            3-APPROVAL DATE    4-  DIVIDENDS       5-  BEGINNING OF    6- TYPE OF SHARE    7- AMOUNT PER SHARE
                                                                        PAYMENT


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


01.09 - PAID-UP CAPITAL AND CHANGES IN THE CURRENT PERIOD


1-ITEM       2-DATE OF CHANGE    3- CAPITAL STOCK   4- AMOUNT           5- SOURCE OF CHANGE 6- QUANTITY OF      7- PRICE OF SHARE
                                  (thousand Reais)  (thousand Reais)                        ISSUED SHARES       IN THE ISSUANCE
                                                                                                  (units)             (Reais)

01.10 - INVESTOR RELATIONS DIRECTOR

1 - Date           2 - Signature
 08/14/2003

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


02.01- BALANCE SHEET - ASSETS (IN THOUSANDS OF REAIS)


1 - Code             2 - Description                  3 - 06/30/2003             4- 03/31/2003
1                    TOTAL ASSETS                              689,836                   674,733
1.01                 CURRENT ASSETS                              1,769                     1,776
1.01.01              Cash and Banks                                118                        55
1.01.02              Credits                                         0                         0
1.01.03              Inventories                                     0                         0
1.01.04              Others                                      1,651                     1,721
1.01.04.01           Taxes to Recover                            1,224                     1,279
1.01.04.02           Deferred Taxes                                368                       330
1.01.04.03           Other Fees                                      7                         7
1.01.04.04           Advanced Expenses                              52                       105
1.02                 NONCURRENT ASSETS                           1,795                     1,836
1.02.01              Credits                                         0                         0
1.02.02              Credits with Associates                     1,533                     1,602
1.02.02.01           With Affiliates                                 0                         0
1.02.02.02           With Subsidiaries                           1,533                     1,602
1.02.02.03           With Other Associates                           0                         0
1.02.03              Others                                        262                       234
1.02.03.01           Deferred Taxes                                232                       204
1.02.03.02           Legal Deposits                                  0                         0
1.02.03.03           Other Receivables                              30                        30
1.03                 PERMANENT ASSETS                          686,272                   671,121
1.03.01              Investments                               686,272                   671,121
1.03.01.01           Equity in Affiliates                            0                         0
1.03.01.02           Equity in Subsidiaries                    686,268                   671,119
1.03.01.03           Other Investments                               4                         2
1.03.02              Fixed Assets                                    0                         0
1.03.03              Deferred                                        0                         0


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


02.02- BALANCE SHEET - LIABILITIES (IN THOUSANDS OF REAIS)


1 - Code             2 - Description                              3 - 06/30/2003             4 - 03/31/2003
2                    TOTAL LIABILITIES                                       689,836                    674,733
2.01                 CURRENT LIABILITIES                                         455                        349
2.01.01              Loans                                                         0                          0
2.01.02              Debentures                                                    0                          0
2.01.03              Suppliers                                                     0                          1
2.01.04              Taxes, Charges and Contribution                              82                         46
2.01.04.01           Social Contributions                                         47                         33
2.01.04.02           Other Taxes Obligations                                      35                         13
2.01.05              Dividends Payable                                             3                          3
2.01.06              Provisions                                                  275                        203
2.01.06.01           Provisions for vacations & 13th salaries                    275                        203
2.01.07              Debts with Associates                                         0                          0
2.01.08              Others                                                       95                         96
2.01.08.01           Interest on Company Capital                                  70                         71
2.01.08.02           Other Obligations                                            25                         25
2.02                 NONCURRENT LIABILITIES                                      509                        509
2.02.01              Loans                                                         0                          0
2.02.02              Debentures                                                    0                          0
2.02.03              Provisions                                                    0                          0
2.02.04              Debts with Associates                                         0                          0
2.02.05              Others                                                      509                        509
2.02.05.01           Reserve for Contingencies                                   509                        509
2.03                 DEFERRED INCOME                                               0                          0
2.05                 SHAREHOLDERS' EQUITY                                    688,872                    673,875
2.05.01              Paid-up Capital Stock                                   490,000                    490,000
2.05.02              Capital Reserves                                              0                          0
2.05.02.01           Reserve for Fiscal Incentives                                 0                          0
2.05.03              Revaluation Reserve                                           0                          0
2.05.03.01           Owned Assets                                                  0                          0
2.05.03.02           Subsidiaries/ Affiliates                                      0                          0
2.05.04              Profit Reserves                                         191,919                    191,919
2.05.04.01           Legal                                                    18,523                     18,523
2.05.04.02           Statutory                                                     0                          0
2.05.04.03           For Contingencies                                             0                          0
2.05.04.04           Profits Realizable                                            0                          0


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


2.05.04.05           Retained Earnings              0                          0

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


02.02- BALANCE SHEET - LIABILITIES (IN THOUSANDS OF REAIS)


1 - Code             2 - Description                              3 - 06/30/2003             4 - 03/31/2003
2.05.04.06           Special for Non-distributed Dividends                         0                          0
2.05.04.07           Other profit Reserves                                   173,396                    173,396
2.05.04.07.01        Expansion Reserves                                      171,309                    171,309
2.05.04.07.02        Increase Capital Reserves                                 2,902                      2,902
2.05.04.07.03        Treasury Shares                                           (815)                      (815)
2.05.05              Accumulated Profit/ Losses                                6,953                    (8,044)


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


03.01 - STATEMENT OF INCOME (IN THOUSANDS OF REAIS)


1-Code        2-Description                             3-04/01/2003 to    4-01/01/2003 to    5-04/01/2002 to    6-01/01/2002 to
                                                        06/30/2003         06/30/2003         06/30/2002         06/30/2002

3.01          GROSS INCOME FROM SALES AND/OR SERVICES                    0                  0                  0                  0
3.02          Sales Returns                                              0                  0                  0                  0
3.03          NET INCOME FROM SALES AND/OR SERVICES                      0                  0                  0                  0
3.04          Cost Of Goods And/Or Services Sold                         0                  0                  0                  0
3.05          GROSS PROFIT                                               0                  0                  0                  0
3.06          OPERATING INCOME/EXPENSES                             14,951              9,919           (12,880)              2,663
3.06.01       With Sales                                                 0                  0                  0                  0
3.06.02       General And Administrative                             (968)            (1,723)              (682)            (1,333)
3.06.02.01    Administrative                                         (456)              (833)              (288)              (629)
3.06.02.02    Management Compensation                                (512)              (890)              (394)              (704)
3.06.03       Financial                                                770                509                592                885
3.06.03.01    Financial Income                                         771                518                737              1,333
3.06.03.02    Financial Expenses                                       (1)                (9)              (145)              (448)
3.06.04       Other Operating Income                                     0                 41                  0                  0
3.06.05       Other Operating Expenses                                   0                  0                  0                  0
3.06.06       Income On Equity                                      15,149             11,092           (12,790)              3,111
3.07          OPERATING INCOME                                      14,951              9,919           (12,880)              2,663
3.08          Non-operating Income                                       0                (1)                  0                  0
3.08.01       Income                                                     0              2,247                  0                  0
3.08.02       Expenses                                                   0            (2,248)                  0                  0
3.09          INCOME BEFORE TAX AND INTERESTS                       14,951              9,918           (12,880)              2,663
3.10          Provision For Income Tax And Social                     (20)               (20)                  1                 11
              Contribution

3.11          Deferred Income Tax                                       66            (2,945)            (2,462)                125
3.12          Interests And Statutory                                    0                  0                  0                  0
3.12.01       Interests                                                  0                  0                  0                  0
3.12.02       Contribution                                               0                  0                  0                  0
3.13          Reversion Of Interest Over Company                         0                  0                  0                  0
              Capital

3.15          PROFIT/LOSS IN FISCAL YEAR                            14,997              6,953           (15,341)              2,799
              Number Of Shares (Ex-treasury)                    44,508,889         44,508,889         44,508,889         44,508,889
              Profit Per Share                                     0.33694            0.15622                               0.06289
              Loss Per Share                                                                           (0.34467)

8

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

1. OPERATING CONTEXT

Perdigao S.A. is the holding company and in the operating context of Perdigao Companies, the main activities developed are: raising, production and slaughter of poultry (chicken, Chester(R), turkey and others) and pork; processing and/or sale of meats, frozen pasta, frozen vegetables, and soybean by-products.

2. PRESENTATION OF FINANCIAL STATEMENTS AND MAIN PRACTICES UTILIZED

The Quarterly Information - ITR, related to the second quarter of 2003, was adopted according to the same accounting practices adopted in the financial statements for the first quarter of 2003, as well for the fiscal year ended on December 31st, 2002. Such Quarterly Information is in accordance with the Corporate Law and the Brazilian Securities Commission ("Comissao de Valores Mobiliarios") - CVM, and is presented in thousands of Brazilian Reais.

3. TEMPORARY CASH INVESTMENTS - CONSOLIDATED

                                                            06.30.03           03.31.03
                                                    --------------------------------------
 LOCAL CURRENCY:
 Interbank Deposit Certificate - CDI                         136,522            108,172
 Fixed Income Funds                                          103,519             51,666
 Long Term Interest Tax - TJLP plus interest                       -             13,826
                                                    --------------------------------------
 Total in Local Currency                                     240,041            173,664
                                                    --------------------------------------
 FOREIGN CURRENCY:

 Central Bank Notes - NBC-E                                  200,821            300,184
 National Treasury Notes - NTN-D                              34,713             41,307
 Over Night                                                   73,344             62,863
 Others                                                       33,607             14,142
                                                    --------------------------------------
 Total in Foreign Currency                                   342,485            418,496
                                                    --------------------------------------
 TOTAL                                                       582,526            592,160
                                                    ======================================
 Short term                                                  545,466            547,429
 Long term                                                    37,060             44,731

4. INVENTORIES - CONSOLIDATED

                                                                    06.30.03            03.31.03
                                                            ---------------------------------------
 Finished products                                                   229,873             231,124
 Goods in process                                                     19,407              21,847
 Raw materials                                                        44,987              71,673
 Secondary material and packing                                       68,466              69,853
 Animal raising (poultry, turkey and hogs)                           238,779             234,602
 Advances to suppliers and imports in transit                         20,635              29,526
                                                            ---------------------------------------
 Total                                                               622,147             658,625
                                                            =======================================

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

5. RECOVERABLE TAXES

                                                              COMPANY               CONSOLIDATED
                                                     --------------------------------------------------
                                                         06.30.03     03.31.03    06.30.03    03.31.03
                                                     --------------------------------------------------
   State VAT (ICMS)                                             -            -      36,922      39,449
   Income Tax                                               1,223        1,272      28,332      23,396
   Federal  VAT (IPI) and  PIS/COFINS  presumed  tax
   credit                                                       -            -      46,899      39,720
   Social Integration Program (PIS)                             -            6      15,446      15,029
   Others                                                       1            1         216         221
                                                     --------------------------------------------------
   Total                                                    1,224        1,279     127,815     117,815
                                                     ==================================================
   Current                                                  1,224        1,279     120,479     110,671
   Noncurrent                                                   -            -       7,336       7,144


Represented by credit of the Company and its subsidiaries that will be offset against the related tax due.

6. INCOME TAXES AND SOCIAL CONTRIBUTION

The deferred income and social contribution tax assets and liabilities were constituted taking into consideration the tax rates in effect in the coming year and are composed as follows:

                                                          COMPANY                    CONSOLIDATED
                                               -----------------------------------------------------------
                                                     06.30.03       03.31.03       06.30.03      03.31.03
                                               -----------------------------------------------------------
Deferred IRPJ and CSLL assets on:
  Tax losses                                              268            241         21,911        21,014
  CSLL negative calculation basis                         100             89          9,593         9,249
  Provision for contingencies                              37             37         20,415        23,357
  Other temporary differences                             195            167         12,594        11,491
                                               -----------------------------------------------------------
Total                                                     600            534         64,513        65,111
                                               ===========================================================
  Current                                                 368            330         31,504        30,263
  Noncurrent                                              232            204         33,009        34,848
Deferred IRPJ and CSLL liabilities on:
   Realizable revaluation reserve                    -              -                   529         4,936
   Incentivated accelerated depreciation             -              -                 2,282         2,415
                                               -----------------------------------------------------------
Total                                                -              -                 2,811         7,351
                                               ===========================================================


The estimated maturity date to realize the taxable credits constituted on tax losses and negative base of social contribution is up to 12 months, thus they are classified as current assets. The taxable credits which are constituted on provisions for contingencies should be realized when the suits have been transited and judged, therefore they do not have estimated maturity date to be realized, being classified as noncurrent assets.

The following amounts related to current and deferred IRPJ and CSLL taxes were recorded in the year:

                                                            COMPANY                   CONSOLIDATED
                                                    ------------------------------------------------------
                                                     06.30.03      03.31.03       06.30.03      03.31.03
                                                    -----------  ------------    ------------  -----------
 Current IRPJ and CSLL taxes                             (20)            11           (20)       (4,634)
 Deferred IRPJ and CSLL taxes                         (2,945)           125          4,268        11,851
 Financial statements translation effect of
 subsidiaries abroad                                        -             -            323             -
                                                      (2,965)           136          4,571         7,217
                                                    ===========  ============    ============  ===========

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES


  The reconciliation of taxes charged to operations of the year is as follows:

                                                            COMPANY                  CONSOLIDATED
                                                    ----------------------------------------------------
                                                      06.30.03      06.30.02     06.30.03      06.30.02
                                                    ----------------------------------------------------
Income (losses) before income taxes,
   statutory participation and reversal of
   interest on shareholders' equity                      9,918         2,663        9,607       (4,418)
    Statutory participations                                 -             -         (904)           -
    Interest on shareholders' equity                         -             -            -       (5,400)
    Equity pickup                                      (11,092)       (3,111)       1,816       (3,610)
    Management participation                                 -             -            -        2,812
    Taxable result of subsidiaries abroad                9,839             -      (11,979)           -
    Other                                                   55            47          511           40
                                                    ----------------------------------------------------
 Calculation basis                                       8,720          (401)        (949)     (10,576)
 Tax rate                                                34.00%        34.00%       34.00%       34.00%
                                                    ----------------------------------------------------
 IRPJ and CSLL taxes on income                          (2,965)          136          323        3,596
 Tax incentives                                              -             -            -          263
 Reversal of deferred tax liability on
 unrealized revaluation reserve for land                     -             -        4,386            -
 Recovery of tax on net income (ILL)                         -             -            -        3,611
 Tax rate difference of subsidiaries abroad                  -             -         (138)        (253)
                                                    ----------------------------------------------------
                                                        (2,965)          136        4,571        7,217
                                                    ====================================================

7. INVESTMENTS IN SUBSIDIARIES

The consolidated financial statements comprise Perdigao S.A. and the following subsidiaries:

                                                                      PARTICIPATION IN CAPITAL - %
                                                        ---------------------------------------------------------
                                                                06.30.03                         03.31.03
                                                        ---------------------------------------------------------
                                                         DIRECT          INDIRECT         DIRECT         INDIRECT
                                                        ---------------------------------------------------------
Perdigao Agroindustrial S.A.                                100.00%           -             100.00%           -
Perdigao Export Ltd.                                        100.00%           -             100.00%           -
PDA Distribuidora de Alimentos Ltda.                          1.00%         99.00%            1.00%         99.00%
Perdigao UK Ltd.                                                 -         100.00%          100.00%           -
Perdigao Holland B.V.                                            -         100.00%          100.00%           -
Perdigao Overseas S.A.                                           -         100.00%               -         100.00%
Highline International Ltd.                                      -         100.00%               -         100.00%
Crossban Holdings GMBH                                           -         100.00%               -            -
BFF Trading S.A.                                                 -         100.00%               -         100.00%
BFF International Ltd.                                           -         100.00%               -         100.00%


04.01 - EXPLANATORY NOTES


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


The movement of investments in subsidiaries is as follows:

                                        PERDIGAO   PERDIGAO   PERDIGAO           PERDIGAO
                                       AGROINDUS-  OVERSEAS    EXPORT  PERDIGAO   HOLLAND         TOTAL
                                       TRIAL S.A.      S.A.     LTD.     UK LTD.     B.V.    06.30.03    03.31.03
                                       --------------------------------------------------------------------------
Paid-in capital                           496,116         -       29         -         -            -           -
Share/quotaholders' equity                686,268         -        -         -         -            -           -
Net income                                 10,962         -        -         -         -            -           -
Investment at equity accounting           686,268         -        -         -         -      686,268     671,119
Investment before equity accounting       658,546    13,871        -       537     2,222      675,176     675,176
Transfer of control                        16,116   (13,871)       -      (202)   (2,043)           -           -
Equity pickup                              10,962         -        -      (325)     (260)      10,377      (4,056)
Exchange gain on investments/
   tax incentives                             644         -        -      (10)        81          715          (1)
Exchange gain on indirect investments           -         -        -         -         -       (2,531)       (863)

8. FIXED ASSETS - CONSOLIDATED

                                                    ANNUAL DEPRECIATION              COST                    RESIDUAL VALUE
                                                               RATE (%)       06.30.03      03.31.03       06.30.03       03.31.03
                                                    -------------------------------------------------------------------------------
Buildings and improvements                                      4 to 10        508,234       500,455        387,603        385,250
Machinery and equipment                                        10 to 20        544,007       538,048        337,123        343,722
Electrical and hydraulic facilities                                  10         47,191        35,225         36,199         25,101
Forests and reforestation                                       Various         15,443        15,283         12,425         12,354
Others                                                         10 to 20         19,948        20,074         11,444         11,127
Lands                                                                           84,795        84,778         84,795         84,778
Fixed assets in course                                                          55,784        67,863         55,784         67,863
                                                                           --------------------------------------------------------
Total                                                                        1,275,402     1,261,726        925,373        930,195
                                                                           ========================================================


The Company capitalized during the first half of 2003 an amount of R$3,177
(R$4,114 on 06.30.02) related to interest over fixed assets in course. Interests are being capitalized until the amount of transfer on fixed assets in course to the asset in use, from when they are depreciated on usual taxes of depreciation.

9. DEFERRED CHARGES - CONSOLIDATED

                                                       ANNUAL AMORTIZATION          COST                   RESIDUAL VALUE
                                                                 RATES (%)     06.30.03      03.31.03      06.30.03     03.31.03
                                                       ---------------------------------------------------------------------------
Preoperating costs at Rio Verde unit - Goias state                      10        57,940        56,964        50,786       51,201
Implementation of SAP R/3 integrated system                             20        25,314        24,996         8,723        9,199
Goodwill on acquisition of investment                                   20        18,888        18,888         9,947       10,892
Others                                                             various         4,524         3,532         3,412        2,651
                                                                          -------------------------------------------------------
Total                                                                            106,666       104,380        72,868       73,943
                                                                          =======================================================


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

The preoperating costs of the Rio Verde plant, at Goias state, was amortized in proportion to the use of the production capacity until 12.31.2002, and then, since 01.01.2003, the rate is 10% per year. The realization of the goodwill arising from the acquisition of Frigorifico Batavia S.A., merged into the subsidiary Perdigao Agroindustrial S.A. on 03.26.01, is based on the expectation of future profitability, estimated at 5 years.

10. BANK LOANS, FINANCING AND DEBENTURES - CONSOLIDATED

 MATURITY DATE                           06.30.03         03.31.03
 --------------------------------------------------------------------
 Long term:
    2004                                  165,290          217,917
    2005                                  278,753          155,966
    2006                                   45,891           45,775
    2007                                   42,212           42,147
    2008                                   11,970           11,841
    2009 to 2025                           59,170           57,977
                                         ----------------------------
                                          603,286          531,623
                                         ============================

The bank loans, financing and debentures by type of financing and interest rates are as follows:


 LINE                           ANNUAL WEIGHTED AVERAGE RATE      06.30.03        03.31.03
 -----------------------------------------------------------------------------------------
SHORT TERM
 Local Currency
   Costing                      8.75% and 13.85% + TR              191,706         147,000
   Working capital              4.50% + TJLP                         3,258          47,613
   Fixed Assets                 2.44% + TJLP                        53,555          54,242
   Debentures                   6.00% + TJLP                        14,584          12,590
                                                                  ------------------------
 Total of local currency                                           263,103         261,445
                                                                  ------------------------
 Foreign Currency
   Working capital              5.20% + exchange variation (US$)  413,692         409,521
   ACC - Pre-exports            6.41% + exchange variation (US$)  221,335         389,667
   Fixed Assets                 8.94% + exchange variation (US$     5,246           6,433
                                and other currencies)
                                                                  -----------------------
 Total of foreign currency                                        640,273         805,621
                                                                  -----------------------
 Total                                                            903,376       1,067,066
                                                                  =======================


 LINE                           ANNUAL WEIGHTED AVERAGE RATE      06.30.03        03.31.03
 -----------------------------------------------------------------------------------------
 LONG TERM
 Local Currency
   Working capital              4.50% + TJLP                       88,965          59,505
   Fixed Assets                 2.41% + TJLP                      121,458         131,250
   Debentures                   6.00% + TJLP                       59,111          65,327
                                                                  ------------------------
 Total of local currency                                          269,534         256,082
                                                                  ------------------------
 Foreign Currency
   Working capital              5.65% + exchange variation (US$)  264,800         220,420
   ACC - Pre-exports            6.41% + exchange variation (US$)   58,146          40,483
   Fixed Assets                 12.16% + exchange variation (US$   10,806          14,638
                                and other currencies)
                                                                  ------------------------
 Total of foreign currency                                        333,752         275,541
                                                                  ------------------------
 Total                                                            603,286         531,623
                                                                  ========================


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

Loans, financings and debentures of R$212,656 (R$232,561 on 03.31.03) are collateralized by the financed assets and by real estate mortgages. The other loans are guaranteed by Perdigao S.A. signature guarantees.

The subsidiary Perdigao Agroindustrial S.A. has a loan contract containing restrictive covenants with International Finance Corporation - IFC, with final maturity on July 15, 2005, for the current amount of R$32,037 (R$37,004 on 03.31.03). The restrictions include, among others, distribution of dividends in excess of the minimum obligatorily and anticipated liquidation when certain financial ratios (current liquidity, long-term indebtedness and debt coverage) are not met.

The subsidiary Perdigao Agroindustrial S.A. issued 81,950 simple debentures to the National Economic and Social Development Bank (BNDES), totally paid from
06.30.98 to 11.21.00, at a face value of R$ 1 each, with redemption from
06.15.01 to 06.15.10; up to 06.30.03, 20,927 debentures were redeemed.

11. RESERVE FOR CONTINGENCIES - CONSOLIDATED

Perdigao Companies, as the others in Brazil, are subjected to fiscal, legal, labor and other contingencies. The reserves are determined based on an analysis of the pending litigation and adjusted to reflect the amounts considered sufficient by management and legal counsel to cover eventual losses. The consolidated reserves for contingencies on 06.30.03 were as follows:

                                            06.30.03       03.31.03
                                       -------------------------------
 Taxes                                        89,290         90,844
 Labor                                         8,573          8,286
 Civil, commercial and others                 10,881         10,640
                                       -------------------------------
 Total                                       108,744        109,770
                                       ===============================

Taxes: Refer to administrative and legal actions, and to ICMS credits based on the interpretation of certain standards of the states. On the federal span, there are many discussions about the uses for income tax and social contribution related to Real Plan, collection refutation of PIS and COFINS on other incomes, 1% additional social contribution over the period from June to December 1999, based on preliminary injunctions given.

Labor: Refer to estimated losses based on history and analysis of lawsuits on individual labor complaints, principally related to overtime and inflation adjustments of wages required before Real Plan.

Civil, commercial and others: Refer to lawsuits from employees who allege work related accidents, occupational diseases, traffic accidents, property losses, physic accidents and others. The losses are estimated by legal counsel based on the lawsuits history.

Perdigao Companies have escrow deposits amounting to R$12,462 (R$11,723 on 03.31.03), for certain litigation.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


12. SHAREHOLDERS' EQUITY

On 06.30.03, the capital was comprised of 44,652,384 shares, divided into 15,471,957 common shares and 29,180,427 preferred shares, all registered and without par value. Foreign investors hold 8 common shares and 5,695,146 preferred shares. Of the preferred shares held by foreign investors, 685,660 shares are equivalent to 342,830 ADRs.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

The Company holds 143,495 shares of its own issuance, as treasury shares, acquired in previous periods with resources from income reserves at an average cost of R$ 5.68 per share, for future disposal or cancellation.

The Company is authorized to increase its capital stock, independent from statutory reform, until the limit of 60,000,000 shares, divided into 20,040,000 common shares and 39,960,000 preferred shares.

Preferred shares, besides the priority of reimbursement of capital in case of Company settlement, have the same rights of common shares, except the voting right. All shareholders have equal rights to a dividend not less then 25% of net income, adjusted in accordance with legislation.

In agreement entered into among the majority shareholders of Perdigao S.A., on October 25, 1994, it was established that the members should take mutual advice prior to the exercise of their voting right.

The Company's Extraordinary Shareholders' Meeting, on 12.17.02, approved the tag along right of the Preferred Shares in public sale of controlling ownership, in order to assure to these shares the minimum price of eighty percent (80%) of the amount paid per share of Common Shares that constitute the Controlling block of shares.

Reconciliation of shareholders' equity and the results for the year:

The difference between the shareholders' equity and the net income for the period between the Company and the Consolidated as of 06.30.03 refers to the elimination of unrealized profit on the subsidiaries' inventories in the amount of R$42.

Statements of Changes in Shareholders' Equity:

                                                     Reserves of     Accumulated
                                  Capital Stock           Income          Income            Total
                                ------------------------------------------------------------------
Balance on 12.31.02                     490,000          191,919               -          681,919
  Net income in the Period                    -                -           6,953            6,953
                                ------------------------------------------------------------------
Balance on 06.30.03                     490,000          191,919           6,953          688,872
                                ==================================================================


13. FINANCIAL INSTRUMENTS - CONSOLIDATED

Perdigao Companies have transactions involving financial instruments, exclusively in connection with their business activities, in order to reduce the exposure of operating assets and liabilities to market, currency and interest rate risks. On 06.30.03 the financial instruments were represented as follows:

                                              ACCOUNTANT            MARKET
                                                   VALUE    CAPITALIZATION
                                              ------------------------------
 Cash and banks                                    24,654           24,654
 Financial cash investments                       582,526          582,526
 Clients                                          157,243          157,243
 Investments                                          464              464
 Loans, financings and debentures              (1,453,126)      (1,453,126)
 Swap contracts                                   (53,536)         (65,049)
 Suppliers                                       (247,064)        (247,064)
                                              -----------------------------
 Total                                           (988,839)      (1,000,352)
                                              =============================

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

On 06.30.03 the Company had assets and liabilities exposed to exchange variation, as follows:

                                                           06.30.03            03.31.03
                                                         -------------------------------
Cash, banks and temporary cash investments                 343,473             419,283
Clients                                                     80,702             110,887
Swap contracts for US Dollar versus interbank CDs          566,660             558,433
Loans and financings                                      (920,489)         (1,120,718)
Suppliers                                                  (79,083)           (129,101)
                                                         -------------------------------
Total                                                       (8,737)            161,216)
                                                         ===============================



The advances on export contracts in an amount of R$279,481 (R$430,150 on 03.31.03) have a natural hedge based on future exports revenues, also in US Dollars.

On 06.30.03 the Company had losses on its swap contracts in an amount of R$137,102, a gain of R$10,787 on 06.30.02, that was registered as "Financial Income (Expenses)" in contra entry to the count of loans and financings.

Regarding customers, the subsidiary Perdigao Agroindustrial S.A. adopts selection procedures and performs analysis for credit limits, maintaining allowances to cover eventual losses.

Suppliers includes cereal received on a "price to set basis", according to usual practices of the corn and soybean markets, they are priced at the time of use or setting of prices. As of 06.30.03, the balance is stated at market.

The market values of the financial assets and liabilities do not differ significantly from the corresponding values, to the extent they were agreed and registered at rates and conditions practiced in the market for operations of a similar type, risk and period. On swap contracts market value was determined based on the projection of the rates until the expiration of the contracts and discounted at the rate for interbank CDs.

Executive management defines the policy for financial operations and transactions, starting with the establishment of strategies and exposure limits, previously submitted to the Board of Directors.

14. FINANCIAL INCOME (EXPENSES), NET - CONSOLIDATED

                                                      06.30.03       06.30.02
                                                    --------------------------
  Interest expenses                                  (106,761)       (75,367)
  Interest income                                       48,764         40,487
  Monetary variations on liabilities - reversion       129,252      (149,166)
  Monetary variations on assets - reversion           (94,221)        101,771
  Tax on bank account activity (CPMF)                  (9,364)        (8,048)
  Other income (expenses)                                  388        (5,748)
                                                    --------------------------
  Total                                               (31,942)       (96,071)
                                                    ==========================

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

15. CASH FLOW - CONSOLIDATED

                                                                      COMPANY                     CONSOLIDATED
                                                           -------------------------------------------------------------
                                                                  06.30.03       06.30.02       06.30.03       06.30.02
                                                           -------------------------------------------------------------
Cash flows from operating activities:
 Net income (losses) in the period                                   6,953          2,799         13,274          2,799
 Depreciation, amortization and depletion                                -              -         48,170         39,751
 Long-term finance expense                                               -              -         (7,961)        31,324
 Equity accounting                                                 (11,092)        (3,111)             -              -
 Interest over company capital                                           -          5,400              -              -
 Gain (loss) on disposal of permanent assets                             -              -          3,725         (1,259)
                                                           -------------------------------------------------------------
                                                                    (4,139)         5,088         57,208         72,615
                                                           -------------------------------------------------------------
Changes in working capital:
 Clients                                                                 -              -         40,277         45,021
 Inventories                                                             -              -        (27,919)      (191,757)
 Suppliers                                                               -              -        (31,543)         1,221
 Taxes, payroll, related charges and other                           3,054            401        (49,776)       (94,203)
                                                           -------------------------------------------------------------
                                                                     3,054            401        (68,961)      (239,718)
                                                           -------------------------------------------------------------
Cash provided by operating activities                               (1,085)         5,489        (11,753)      (167,103)
                                                           -------------------------------------------------------------
Investments flow
 Financial cash investments                                              -              -        310,188         50,881
 Cash investments on permanent                                          (4)             -        (43,123)       (72,856)
 Disposal of permanent                                                   -              -          1,670          6,047
                                                           -------------------------------------------------------------
Cash provided by investments flow                                       (4)             -        268,735        (15,928)
                                                           -------------------------------------------------------------
Loans flow
 Loans, financings and debentures                                        -              -       (265,562)       194,737
 Interest over company capital                                           -         (5,400)             -         (5,400)
 Other long term receivables and payables                            1,174           (112)       (17,720)        (7,051)
                                                           -------------------------------------------------------------
Cash flow from financing activities                                  1,174         (5,512)      (283,282)       182,286
                                                           -------------------------------------------------------------
Net increase (decrease)                                                 85            (23)       (26,300)          (745)
                                                           =============================================================
Availabilities:
 Beginning of year                                                      33             51         50,954         11,757
 End of year                                                           118             28         24,654         11,012
                                                           -------------------------------------------------------------
Net increase (decrease)                                                 85             23        (26,300)          (745)
                                                           =============================================================



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


16.TRANSACTIONS WITH RELATED PARTIES

The Company only owes loan transactions with Perdigao Agroindustrial S.A. Loans refer to the following amounts: a) R$1,533 (R$1,602 on 03.31.03) of intercompany loans; b) R$973 (R$709 on 06.30.02) of income; c) R$7 (R$275 on 06.30.02) of expenses.

The loans are subject to interest at the average cost of funding for the Perdigao Companies. Operations between the subsidiaries are made under normal market conditions regarding prices and terms.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

17. INSURANCE

As of 06.30.03 the main insurance coverage considered sufficient to cover eventual damage and other losses were: a) Named risks, fire, wind, lighting, business interruption, among others risks, on property, plant and equipment and inventories, in the amount of R$ 1,087,101; b) National and international freight, with the amounts calculated based on cargo registered; c) Other coverage, such as cash, civil responsibilities, vehicles and containers.

18. OBLIGATIONS AND GUARANTEES - CONSOLIDATED

The Perdigao Companies have granted R$876,946 (R$913,031 on 03.31.03) of guarantees, R$644,844 (R$648,096 on 03.31.03) of mortgages on properties and guarantees, R$2,763 (R$5,433 on 03.31.03) of fiduciary liens as collateral for loans, financing and debentures and R$87,378 (R$81,781 on 03.31.03) of mortgages on properties for the guarantee of other obligations, all in connection with normal operations.

19. SUPPLEMENTAL RETIREMENT PLAN

In April 1997, Perdigao - Sociedade de Previdencia Privada (a private pension foundation), sponsored by Perdigao Agroindustrial S.A., began its activities which are to provide supplemental retirement benefits for Perdigao Companies employees.

The plan is a defined contribution plan, based on the actuarial determination of benefit levels through the capitalization of contributions. On 06.30.03, the plan had 20,866 (20,263 on 03.31.03) participants and net equity of R$39,481 (R$37,090 on 03.31.03). For the quarter, contributions of the Companies were R$ 917 (R$758 in the quarter ended 06.30.02), of which R$790 (R$652 in the quarter ended 06.30.02) were for current costs and R$127 (R$106 in the quarter ended 06.30.02) for past service. The current liability for past service assumed at the beginning of the plan is R$6,932, updated based on the general price index - IGP-DI. This amount must be paid in at maximum 20 years from the beginning of the plan.

The assets of the plan were constituted of Fixed Income Fund and of investment funds, totaling R$39,524 (R$37,214 on 03.31.03).

The contributions, on average, are divided on the basis of 2/3 for the sponsors and 1/3 for the participants. The actuarial calculations are made by independent actuaries, in accordance with applicable regulations.

                                x.x.x.x.x.x.x.x.x

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


04.01 - EXPLANATORY NOTES

                                                               (JUNE 30TH, 2003)

BOARD OF DIRECTORS

Eggon Joao da Silva                     Chairman
Francisco Ferreira Alexandre            Vice-chairman
Antonio Carlos Valente da Silva         Board Member
Carlos Eduardo da Silva Bessa           Board Member
Jaime Hugo Patalano                     Board Member
Luis Carlos Fernandes Afonso            Board Member
Adezio de Almeida Lima                  Board Member

FISCAL COUNCIL
Luciano Carvalho Ventura
Gerd Edgar Baumer
Hilda Turnes Pinheiro
Ayrton Antonio Jorge Netto
Jose Ignacio Ortuondo Garcia

EXECUTIVE OFFICERS

Nildemar Secches                        Chief Executive Officer
Joao Rozario da Silva                   Chief Sales Officer
Wang Wei Chang                          Chief Financial Officer
Paulo Ernani de Oliveira                Chief Operation Officer
Nelson Vas Hacklauer                    Business Development Director
Wlademir Paravisi                       Supply Chain Director


Itacir Francisco Piccoli

Accountant - CRC - 1SC005856/O-0"S"-SP

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


05.01 COMMENT ON THE COMPANY'S PERFORMANCE DURING THE QUARTER

See chart 08.01 for comments.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


06.01 - BALANCE SHEET - CONSOLIDATED ASSETS (IN THOUSANDS OF REAIS)

1- Code            2- Description                        3- 06/30/2003              4- 03/31/2003
1                  TOTAL ASSETS                                    2,683,105                   2,757,406
1.01               CURRENT ASSETS                                  1,563,767                   1,621,471
1.01.01            Cash and Banks                                    570,120                     571,305
1.01.01.01         Cash                                               24,654                      23,876
1.01.01.02         Cash Investments                                  545,466                     547,429
1.01.02            Credits                                           157,243                     197,115
1.01.02.01         Clients                                           157,243                     197,115
1.01.03            Inventories                                       622,147                     658,625
1.01.03.01         Finished Goods                                    229,873                     231,124
1.01.03.02         Goods in Process                                   19,407                      21,847
1.01.03.03         Raw Material                                       44,987                      71,673
1.01.03.04         By-products and Packing                            68,466                      69,853
1.01.03.05         Livestock (poultry, turkey and hogs)              238,779                     234,602
1.01.03.06         Advances to Suppliers transit                      20,635                      29,526
1.01.04            Others                                            214,257                     194,426
1.01.04.01         Taxes Receivable                                  120,479                     110,671
1.01.04.02         Deferred Taxes                                     31,504                      30,263
1.01.04.03         Securities Receivable                              11,887                       8,313
1.01.04.04         Other Rights                                       18,088                      16,273
1.01.04.05         Advanced Expenses                                  32,299                      28,906
1.02               NONCURRENT ASSETS                                 120,633                     131,339
1.02.01            Credits                                                 0                           0
1.02.02            Credits with Associates                                 0                           0
1.02.02.01         With Affiliates                                         0                           0
1.02.02.02         With Subsidiaries                                       0                           0
1.02.02.03         With Other Associates                                   0                           0
1.02.03            Others                                            120,633                     131,339
1.02.03.01         Cash Investments                                   37,060                      44,731
1.02.03.02         Taxes Receivable                                    7,336                       7,144
1.02.03.03         Deferred Taxes                                     33,009                      34,848
1.02.03.04         Securities Receivable                              19,664                      20,958
1.02.03.05         Legal Deposits                                     12,462                      11,723
1.02.03.06         Clients                                             8,762                       9,222
1.02.03.07         Other Rights                                        2,340                       2,713
1.03               PERMANENT ASSETS                                  998,705                   1,004,596
1.03.01            Investments                                           464                         458
1.03.01.01         Equity in Affiliates                                    0                           0
1.03.01.02         Equity in Subsidiaries                                  0                           0
1.03.01.02.01      Goodwill in Equity in Subsidiaries                      0                           0
1.03.01.03         Other Investments                                     464                         458
1.03.01.03.01      Interest Through Fiscal Incentives                     74                          74
1.03.01.03.02      Other Investments                                     390                         384
1.03.02            Fixed Assets                                      925,373                     930,195
1.03.02.01         Land                                               84,795                      84,778
1.03.02.02         Buildings and Improvements                        508,234                     500,455


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


06.01 - BALANCE SHEET - CONSOLIDATED ASSETS (IN THOUSANDS OF REAIS)

1- Code            2- Description                        3- 06/30/2003              4- 03/31/2003
1.03.02.03         Machinery and Equipment                           544,007                     538,048
1.03.02.04         Electric and hydraulic installations               47,191                      35,225
1.03.02.05         Forests and reforestation                          15,443                      15,283
1.03.02.06         Construction in progress                           55,784                      67,863
1.03.02.07         Other                                              19,948                      20,074
1.03.02.08         (-)Depreciation and Depletion                   (350,029)                   (331,531)
1.03.03            Deferred Charges                                   72,868                      73,943
1.03.03.01         Preoperating Costs                                 62,464                      60,496
1.03.03.02         Implementation of Integrated Systems               25,314                      24,996
1.03.03.03         Goodwill on acquisition of investment              18,888                      18,888
1.03.03.04         (-) Amortization                                 (33,798)                    (30,437)


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27

06.02 - BALANCE SHEET - CONSOLIDATED LIABILITIES (IN THOUSANDS OF REAIS)


1- Code            2- Description                               3- 06/30/2003          4- 03/31/2003
2                  TOTAL LIABILITIES                              2,683,105             2,757,406
2.01               CURRENT LIABILITIES                            1,274,928             1,435,748
2.01.01            Loans                                            888,792             1,054,476
2.01.01.01         Financial Institutions                           667,457               664,809
2.01.01.02         Advance on Export Contract                       221,335               389,667
2.01.02            Debentures                                        14,584                12,590
2.01.03            Suppliers                                        247,064               252,146
2.01.04            Taxes, Charges and Contribution                   25,197                25,988
2.01.04.01         Tax Obligations                                   15,507                16,153
2.01.04.02         REFIS - Tax Recovery Program                          96                   322
2.01.04.03         Social Contributions                               9,594                 9,513
2.01.05            Dividends Payable                                      3                     3
2.01.06            Provisions                                        47,873                37,673
2.01.06.01         Provisions for vacations & 13th salaries          47,873                37,673
2.01.07            Debts with Associates                                  0                     0
2.01.08            Others                                            51,415                52,872
2.01.08.01         Payroll                                           10,467                 8,250
2.01.08.02         Interest Over Company Capital                         70                    71
2.01.08.03         Employees' profit sharing                            911                    10
2.01.08.04         Other Obligations                                 39,967                44,541
2.02.              NONCURRENT LIABILITIES                           719,263               652,723
2.02.01            Loans                                            544,175               466,296
2.02.01.01         Financial Institutions                           486,029               425,813
2.02.01.02         Advance on Export Contract                        58,146                40,483
2.02.02            Debentures                                        59,111                65,327
2.02.03            Provisions                                             0                     0
2.02.04            Debts with Associates                                  0                     0
2.02.05            Others                                           115,977               121,100
2.02.05.01         Taxes and Benefits Obligations                     4,422                 3,979
2.02.05.02         Deferred Taxes                                     2,811                 7,351
2.02.05.03         Reserves for Contingencies                       108,744               109,770
2.03               DEFERRED INCOME                                        0                     0
2.04               MINORITY INTEREST                                      0                     0
2.05               SHAREHOLDERS' EQUITY                             688,914               668,935
2.05.01            Paid-up Capital Stock                            490,000               490,000
2.05.02            Capital Reserves                                       0                     0
2.05.02.01         Reserve for Fiscal Incentives                          0                     0
2.05.03            Revaluation Reserve                                    0                     0
2.05.03.01         Owned Assets                                           0                     0
2.05.03.02         Subsidiaries/ Affiliates                               0                     0
2.05.04            Profit Reserves                                  185,640               185,640
2.05.04.01         Legal                                             18,523                18,523
2.05.04.02         Statutory                                              0                     0
2.05.04.03         For Contigencies                                       0                     0

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27

06.02 - BALANCE SHEET - CONSOLIDATED LIABILITIES (IN THOUSANDS OF REAIS)

1- Code            2- Description                               3- 06/30/2003                   4- 03/31/2003
2.05.04.04         Profits Realizable                                          0                             0
2.05.04.05         Retained Earnings                                           0                             0
2.05.04.06         Special for Non-distributed Dividends                       0                             0
2.05.04.07         Other profit Reserves                                 167,117                       167,117
2.05.04.07.01      Expansion Reserves                                    171,309                       171,309
2.05.04.07.02      Increase Capital Reserves                               2,902                         2,902
2.05.04.07.03      Treasury Shares                                         (815)                         (815)
2.05.04.07.04      Unrealized Profit                                     (6,279)                       (6,279)
2.05.05            Accumulated Profit/ Losses                             13,274                       (6,705)

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27

07.01-   CONSOLIDATED STATEMENT OF INCOME  (IN THOUSANDS OF REAIS)



1- Code       2- Description                                3-04/01/2003 to   4-01/01/2003 to    5-04/01/2002 to   6-01/01/2002 to
                                                            06/30/2003          06/30/2003        06/30/2002         06/30/2002
3.01          GROSS INCOME FROM SALES AND/OR SERVICES               994,075          1,973,807           728,474          1,442,604
3.01.01       Sales In Domestic Market                              566,300          1,165,476           476,315            941,885
3.01.02       Exports                                               427,775            808,331           252,159            500,719
3.02          Sales Returns                                       (118,956)          (248,827)          (93,316)          (185,496)
3.03          NET INCOME FROM SALES AND/OR SERVICES                 875,119          1,724,980           635,158          1,257,108
3.04          Cost Of Goods And/Or Services Sold                  (663,084)        (1,325,241)         (461,094)          (908,421)
3.05          GROSS PROFIT                                          212,035            399,739           174,064            348,687
3.06          OPERATING INCOME/EXPENSES                           (192,699)          (388,886)         (206,056)          (353,655)
3.06.01       With Sales                                          (165,415)          (327,970)         (123,671)          (237,181)
3.06.01.01    Variable                                            (114,086)          (223,468)          (79,776)          (153,696)
3.06.01.02    Fixed                                                (49,384)          (100,712)          (42,242)           (80,226)
3.06.01.03    Depreciation and Amortization                         (1,945)            (3,790)           (1,653)            (3,259)
3.06.02       General and Administrative                           (13,165)           (25,787)          (11,871)           (22,830)
3.06.02.01    General and Administrative                            (9,954)           (19,621)           (9,122)           (17,199)
3.06.02.02    Depreciation and Amortization                         (1,671)            (3,310)           (1,497)            (2,893)
3.06.02.03    Management Fees                                       (1,540)            (2,856)           (1,252)            (2,738)
3.06.03       Financial                                            (12,682)           (31,942)          (73,069)           (96,071)
3.06.03.01    Financial Income                                     (40,439)           (45,012)           118,575            137,332
3.06.03.02    Financial Expenses                                     27,757             13,070         (191,644)          (233,403)
3.06.04       Other Operating Income                                    460                518                18                706
3.06.05       Other Operating Expenses                                (945)            (1,889)             (945)            (1,889)
3.06.06       Income On Equity                                        (952)            (1,816)             3,482              3,610
3.07          OPERATING INCOME                                       19,336             10,853          (31,992)            (4,968)
3.08          Non-operating Income                                    (196)            (1,246)             1,417                550
3.08.01       Income                                                  1,988              2,837            12,232             14,539
3.08.02       Expenses                                              (2,184)            (4,083)          (10,815)           (13,989)
3.09          INCOME BEFORE TAX AND INTERESTS                        19,140              9,607          (30,575)            (4,418)
3.10          Provision For Income Tax And Social                      (20)               (20)             2,867            (4,634)
              Contribution

3.11          Deferred Income Tax                                     1,763              4,591            10,964             11,851
3.12          Interests And Statutory                                 (904)              (904)             1,403                  0
3.12.01       Interests                                               (904)              (904)             1,403                  0
3.12.01.01    Management Participation                                (207)              (207)               282                  0
3.12.01.02    Employees' Profit Sharing                               (697)              (697)             1,121                  0
3.12.02       Contribution                                                0                  0                 0                  0
3.13          Reversion Of Interest Over Company Capital                  0                  0                 0                  0
3.14          Minority Interest                                           0                  0                 0                  0
3.15          PROFIT/LOSS IN FISCAL YEAR                             19,979             13,274          (15,341)              2,799
              Number Of Shares (Ex-treasury)                     44,508,889         44,508,889        44,508,889         44,508,889
              Earnings Per Share                                    0.44888            0.29823                              0.06289
              Loss Per Share                                                                           (0.34467)

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

Dear Shareholders,

         The Company's Gross Sales in the second quarter grew 36.5%, and domestic market revenues improved by 18.9%. There was a 12.4% drop in volumes of meat sold, while export revenues rose 69.6%, with volumes that were 28.3% higher than the same quarter of the previous year.

         In the domestic market, the retraction in the Brazilian economy reduced Brazilians' purchasing power, principally for value added products. The economic difficulties are essentially the result of the fall in real income and employment levels, combined with the necessity of increasing prices in order to loosen the squeeze on companies' margins, due to their high costs.

         In the export market there were good opportunities for our products in markets such as Europe and Japan. In fact, exports were responsible for 48.9% of net sales in the quarter, even with the exchange rate appreciation, which resulted in a decrease in revenues from exports.

         The average cost of the main raw materials - corn and soybean - continued to impact results. Despite having suffered a drop in the quarter, due to the big crop and the exchange rate appreciation, the impact of the productive cycle duration was felt throughout the entire agroindustrial chain. Other manufacturing costs, which had been readjusted because of the exchange rate devaluation, did not decrease immediately.

         Because of the retraction in the domestic market, Perdigao decided to reduce volumes and increase exports, thus improving its sales mix. The Company's EBITDA in the quarter was R$ 57.3 million and R$ 92.8 million in the first half, representing 6.5% and 5.4%, respectively, in EBITDA margin. Net income was R$20.0 million in the quarter, equal to net margin of 2.3% against a negative net margin of 2.4% in the same quarter last year. In the first half, net income was R$ 13.3 million, or 0.8% of net margin.

(THE INCREASES (DECREASES) MENTIONED BELOW ARE ALWAYS A COMPARISON OF THE 2ND QUARTER 2003 WITH 2ND QUARTER 2002, OR THE ACCUMULATED 1ST HALF 2003 WITH 1ST HALF 2002).



                                             R$ million

HIGHLIGHTS           2Q 2003    2Q 2002        % Ch.      YTD. 2003     YTD 2002       % Ch.
----------           -------    -------        -----      ---------     --------       -----
Gross Sales            994.1     728.5         36.5        1,973.8        1442.6        36.8
Domestic Market        566.3     476.3         18.9        1,165.5         941.9        23.7
Exports                427.8     252.2         69.6          808.3         500.7        61.4
Gross Profit           212.0     174.1         21.8          399.7         348.7        14.6
Net Income              20.0     (15.3)       230.2           13.3           2.8       274.2
EBITDA                  57.3      57.8         (0.9)          92.8         127.2       (27.1)
Meats (thousand tons)  230.4     217.8          5.8          451.3         419.9         7.5

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

PERDIGAO - ONE OF THE MOST VALUABLE BRANDS

         Perdigao is among the most valuable brands in Brazil, according to a survey conducted by Interbrand, the most renowned consulting company in this area. The estimated value of US$ 100 million was among the top twelve. The result shows how much brands effectively represent for their shareholders, and they include evaluations of financial indicators such as sales, profitability, liquidity, level of indebtedness, and marketing, excluding the business risk.

INVESTMENTS

         Investments of R$ 18.7 million were made in the quarter, 55.7% lower than in the same quarter of the previous year. This amount was directed to increasing the capacity of slaughtering lines and processing in order to meet the demand of international clients, as well as increasing productivity and reducing costs. It additionally went towards improvement projects and expansion of the sales branch in Rio Verde, state of Goias.

         The Company entered into a partnership with the Federal University of Santa Catarina to implement the Technological Development Project for Industrial Processes of Perdigao, which seeks the efficiency of the Productive Processes and Product Quality. FINEP, an entity linked to the Ministry of Science and Technology, will finance 50% of the project, and the remaining will be self-financed. The forecasted time frame for the project is two years.

OPERATING PERFORMANCE

PRODUCTION

         The drop in consumption combined with the oversupply of pork in the market in the second quarter resulted in lower production of pork meats. The increase in feed and premix production was due to consumption by animals that will be slaughtered in the coming months.


Production                                         2Q 2003        2Q 2002        % Ch.       YTD. 2003      YTD. 2002      % Ch.
Poultry slaughter (million heads)                    108.4          100.8          7.6           209.8          195.3        7.4
Hog slaughter (thousand heads)                       660.4          643.7          2.6         1,341.9        1,330.7        0.8
Poultry meats (thousand tons)                        144.0          135.0          6.7           278.2          256.4        8.5
Pork/Beef (thousand tons)                             93.5           98.4        (5.0)           193.7          199.9      (3.1)
Other processed products (thousand tons)               4.2            4.2        (1.1)             8.1            7.7        4.9
Feed and Premix (thousand tons)                      697.4          623.1         11.9         1,340.2        1,199.3       11.7
One-day chicks (million units)                       113.9          103.4         10.1           219.6          203.7        7.8
Soybean crushing (thousand tons)                      98.8          103.2        (4.3)           195.9          190.1        3.1
Degummed oil (thousand tons)                          23.6           26.4       (10.5)            47.9           49.2      (2.5)
Refined oil (thousand tons)                           15.4           22.4       (31.5)            34.8           43.7     (20.4)


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27




08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

DOMESTIC MARKET

         The new marketing campaign was considered to be one of the most successful as it reveals the brand's strong presence in the day-to-day of Brazilian families and reinforces our commitment to offer taste, quality, variety and practicality to the consumer. Comprised of two stages, the first approached the consumer by emphasizing scenes of daily life - (1) What is the secret of Perdigao? And the second stage declared that the most important thing for the Company is the client - Our biggest secret is you.

(Graphic Omitted)


         In the quarter, domestic sales rose 18.9%, while meat volumes were 12.4% lower. The Company sought to lessen the effect of higher production costs
- which have been felt since last year - with a price increase of about 35%. This increase was similar to the jump in costs. In the first half, costs were higher than average prices.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27



08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

         The current economic environment did not allow growth in sales volumes, including the line of higher value-added products.

Domestic Market                                Tons (thousand)                                    Sales (R$ million)
                                 2Q 2003        2Q 2002            % Ch.             2Q 2003          2Q 2002              % Ch.
..In-Natura                         11.2          21.4            (47.7)              41.2               49.7              (17.2)
   .Poultyr                         9.0          16.8            (46.4)              32.7               38.9              (15.9)
   .Pork/Beef                       2.2           4.6            (52.3)               8.4               10.8              (21.9)
..Elaborated/Processed              94.5          99.3             (4.8)             412.3              327.1               26.1
Total meats                       105.7         120.7            (12.4)             453.5              376.8               20.4
   .Soybean                        33.8          52.8            (35.9)              47.9               47.7                0.4
   .Other processed                 4.7           5.3            (11.9)              34.1               32.0                6.7
   .Others                          -             -                -                 30.8               19.9               54.8
Total                             144.2         178.7            (19.3)             566.3              476.3               18.9
..Total Elabor./Processed           99.2         104.5             (5.1)             446.5              359.0               24.3

                                YTD. 2003     YTD. 2002           % Ch.            YTD. 2003          YTD 2002              % Ch.
..In-Natura                         25.8          38.2            (32.5)              86.7               93.9               (7.7)
   .Poultyr                        19.7          29.3            (32.8)              69.1               73.8               (6.3)
   .Pork/Beef                       6.1           8.9            (31.8)              17.6               20.1              (12.8)
..Elaborated/Processed             196.7         196.9             (0.1)             828.6              654.7               26.6
Total meats                       222.5         235.1             (5.4)             915.3              748.6               22.3
   .Soybean                        72.0         103.5            (30.5)             112.3               93.0               20.7
   .Other processed                 9.8          10.0             (1.7)              69.9               59.6               17.3
   .Others                          -             -                -                 68.0               40.6               67.3
Total                             304.3         348.6            (12.7)           1,165.5              941.9               23.7
..Total Elabor./Processed          206.5         206.9             (0.2)             898.5              714.3               25.8

         The following products were launched in the quarter: gnocchi filled with ham and cheese, gnocchi with four cheeses in tomato sauce, cheese and vegetable quiche, turkey bologna sausage, chicken strips and smoked pork sausage steak. The following products were launched under the Batavo brand: pizza with mozzarella and bacon, traditional cheese bread, and turkey bologna sausage.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27



08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

[GRAPHIC OMITTED]


         For the Healthy Choice line of frozen vegetables, after extensive quality testing, a partnership with Ati-Gel was sealed to produce items such as broccoli, cauliflower, green beans, corn and mixed vegetables in Brazil. Other products of the same line continue to be imported from Belgium.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27



08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

EXPORTS


Exports                                        Tons (thousand)                                    Sales (R$ million)
                                 2Q 2003        2Q 2002            % Ch.             2Q 2003            2Q 2002             % Ch.
..In-Natura                        104.0          85.4             21.8              285.6              197.0               44.9
   .Poultry                        86.5          68.2             26.8              228.9              145.9               56.9
   .Pork/Beef                      17.4          17.1              1.8               56.6               51.2               10.7
..Elaborated/Processed              20.7          11.8             75.4              141.7               55.0              157.9
Total meats                       124.6          97.2             28.3              427.3              252.0               69.6
Total                             125.0          97.2             28.6              427.8              252.2               69.6
..Total Elabor./Processed           20.7          11.8             75.1              141.8               55.1              157.5

                                YTD. 2003      YTD. 2002           % Ch.            YTD. 2003           YTD 2002            % Ch.
..In-Natura                        196.4         161.9             21.3              575.0              396.9               44.9
   .Poultyr                       168.2         131.0             28.4              475.9              304.3               56.4
   .Pork/Beef                      28.2          30.9             (8.8)              99.0               92.6                6.9
..Elaborated/Processed              32.4          22.9             41.6              232.6              103.5              124.7
Total meats                       228.8         184.8             23.8              807.6              500.4               61.4
Total                             229.4         184.9             24.1              808.3              500.7               61.4
..Total Elabor./Processed           32.5          23.0             41.5              232.9              103.8              124.4

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

         Revenues from exports grew 69.6% in the quarter and 61.4% in the first six months, with meat volumes 28.3% higher in the quarter, and 23.8% higher in the half. Another highlight was the value-added products directed mainly to the European market. Elaborated/Processed product volumes grew 75.4% in the quarter and revenues rose 157.9%.

         Average prices grew approximately 30%, even considering the exchange rate appreciation, while average costs exceeded 50% in both the second quarter and in the first half.

         The main growth in revenues in the quarter came from Europe, which grew 170%, Africa 178%, Mercosur 56%, and the Middle East and the Far East by 42%. The Far East was influenced by the Japanese market, which increased 102%. Due to the quotas established in Russia and prohibition of the sale of swine carcasses, the Eurasian market actually declined 11%.

                               [GRAPHICS OMITTED]


         The Japanese market, which has banned imports from China since May 2003, has exhibited definite tendencies towards improvement in the third quarter, with a substantial price increase. In Europe, through an operating agreement with a Dutch company, we are processing value-added products, obtaining better prices and offering agility in handling client needs for the direct sales made through European branches.

ECONOMIC AND FINANCIAL PERFORMANCE

NET SALES

         Net sales totaled R$ 875.1 million, an increase of 37.8% in the quarter, and R$ 1.7 billion in the first half 2003, 37.2% higher than in the first half 2002. First half numbers were significantly influenced by the export market, which represented 46.9% of accumulated net sales.

         Sales of higher value added products destined to the export markets grew 158% in the quarter and 124.7% in the first half. In volumes sold, the increase was 75.4% in the quarter and 41.6% in the half.

         Relative share of value-added products was 53.7% of net sales, compared with 52.5% in the first half 2002.
33

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

                               [GRAPHICS OMITTED]

COST OF SALES

         The increase in Cost of Sales was 43.8% in the quarter, 600 basis points higher than the increase in net sales. The average cost of our principal raw materials - corn and soybean - continued to cause an impact, in spite of having suffered a fall in the quarter due to the large crop and exchange rate appreciation. The cost of products, however, still carried the impact through the productive cycle of approximately 3 months. Another negative effect was felt due to the other manufacturing costs, which were readjusted as a function of the exchange rate devaluation and were not reduced immediately. Some of the industrial plants had salary readjustments on a level with the INPC (Brazilian Consumer Price Index) and in two parcels, resulting in an increase in labor costs, with the principal parcel paid in the quarter.

GROSS MARGIN

         Due to the factors presented herein, gross margin fell from 27.4% to 24.2% in the quarter, and from 27.7% to 23.2% in the first half. However, because of the growth in revenues and volumes, gross profit rose 21.8% in the quarter, totaling R$ 212.0 million, and accumulating R$ 399.7 million in the first half, which is equal to the 14.6% growth in the half.

OPERATING EXPENSES

         Operating expenses dropped 90 basis points in relation to net sales, due to the benefits generated by the Exporta Sim (Export Yes) project and by the cost reduction effort. Operating expenses were 20.4% of net sales in the quarter, while the cost of warehousing and increase in transport tariffs in the domestic market, and sea freight continued to provoke expenses greater than the increase in sales. In the half, operating expenses were 20.5% of net revenues, against 20.7% in the previous year.
34

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


OPERATING RESULT

         The operating profit before financial expenses totaled R$ 33.5 million in the quarter, and R$ 46.0 million in the half. These results were 13.2% and 48.1% lower, respectively, than in the same period of the prior year. The opportunity in the export market for sales of in-natura and elaborated/processed products, combined with the essential increase in average prices in the domestic market, were fundamental in cushioning the adverse factors in the quarter, such as:
35

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER


         exchange rate appreciation, which caused a 16% reduction in export revenues in reais; the average cost of production, which still has not reverted to the new exchange rate reality; and the fall in the purchasing power of the Brazilian people.

         In addition, the Company accounted for the finalization of returns from external distributors, due to the alteration in third-party sales to own sales.

NET FINANCIAL EXPENSES

         Financial expenses were 82.6% lower in the quarter and 66.8% lower for the year, due to the level of debt and exchange rate movement in each period. As of June 30, 2003, the exchange rate exposure was US$ 13.4 million.

         Net accounting debt totaled R$ 899.4 million, 8.5% less than in the first quarter of 2003. This is comprised of R$ 1.5 billion in gross accounting debt and R$ 607.2 million in cash and cash investment.

NET INCOME AND NET MARGIN

         In the first quarter we posted positive results, reversing the trend in the first quarter and from the same quarter of the previous year. Net income was R$ 20.0 million, compared with a loss of R$15.3 million in the second quarter of 2002. In the half, net income was a positive R$ 13.3 million, compared with R$
2.8 million in the same period of 2002. In terms of net margins, the quarter showed a positive 2.3%, compared with a negative 2.4%, and in the half, 0.8% against 0.2%.

SHAREHOLDERS' EQUITY

         Net equity totaled R$ 688.9 million, 2.8% greater than at the close of the first half in 2002, with a return of 3.0% in the quarter.

         The Company has R$ 192.3 million of recoverable and deferred taxes, which have arisen through the normal course of its business and which should be realized through compensation with future taxes due.

STOCK MARKET

         In the quarter our share trading volume rose by 66.7% in the Brazilian market, while we managed performance of 12.1%. In the half, the volume was 37.1% higher than in the previous year. In the US market, ADR profitability was 38.5% in the quarter and 22.7% in the half. This performance exceeds that of the Dow Jones Index, even though the volumes negotiated in the quarter were lower.
36

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27



08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

           PRGA4                      2Q 2003                2Q 2002                   YTD. 2003                 YTD. 2002
Share Price*                            R$12.0                 R$14.4                     R$12.0                     R$14.4
Traded Shares (Volume)                     5.0 million            3.0 million                8.5 million                6.2 million
Performance                               12.1%                 (10.0%)                     (1.6%)                     (4.0%)
Bovespa Index                             15.1%                 (16.0%)                     15.1%                     (18.0%)
IGC (Brazil Corp. Gov.                     6.8%                 (10.5%)                     14.0%                      (2.7%)
Index)

            PDA                       2Q 2003                2Q 2002                   YTD. 2003                 YTD. 2002
Share Price*                            US$8.6                US$10.2                     US$8.6                    US$10.2
Traded ADRs (Volume)                     191.1 thousand         269.5 thousand             383.9 thousand             383.4 thousand
Performance                               38.5%                 (26.6%)                     22.7%                     (19.7%)
Dow Jones Index                           12.4%                 (11.2%)                      7.7%                      (7.8%)
*Closing Price


SOCIAL BALANCE

         In a period of one year, 2.7 thousand new positions were generated, and R$ 25.7 million were invested in the first half 2003 in Social Programs, corresponding to 16.8% growth.


MAIN INDICATORS                      06.30.03     06.30.02     %CH.

Number of Employees                   26,503        23.837     11.2
Net Sales per Employee/year - In       130.2         105.5     23.4
R$ 000
Productivity per Employee               36.4          39.2     (7.1)
(tons/year)

         The Company's value added in the first half of the year was R$441.0 million, 8.5% higher than the same period of last year.

Added-Value Distribution                     Accum. 03           Accum. 02
Human Resources                                 41.4%              45.2%
Taxes                                           50.2%              34.8%
Interest                                         5.2%              19.3%
Dividends                                        0.0%               1.3%
Retention                                        3.0%              -0.6%
Management/Employees' Profit Sharing             0.2%               0.0%
Total                                          100.0%             100.%

         Two important awards were given to Perdigao for projects developed and for environmental management: the Fritz Muller Award by FATMA (an environmental organization in the State of Santa Catarina), and the Environmental Management Award, by the Environmental Agency of Goias.
37

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

CORPORATE GOVERNANCE

         With the objective of constantly expanding transparency in information released to the capital markets, the Company held a meeting at its corporate headquarters with Apimec - Sao Paulo - the Association of Capital Market Analysts and Investment Professionals. The meeting, which discussed the first quarter results and the Company's projects and perspectives, enjoyed a record number of analysts and participating investors.

         Perdigao participated in two other important events: the Fourth Annual Brazil Conference, promoted by Banco Santander in Angra dos Reis, in the state of Rio de Janeiro, and the First International Pension Funds Seminar, which gathered representatives from domestic and international institutions.

         The 2002 Annual Report on-line version is available at Perdigao's Investor Relations site. The report details the Company's technological development, food safety procedures and environmental measures.

         As mentioned in the last quarter, the Company has an agreement with Ernst &Young to provide advisory services related to international tax planning as part of the Company's restructuring of its overseas sales area. The fees for these services are approximately twice those charged for the company's audit services.

PERSPECTIVES

         The strong corn and soybean crop, plus the second corn crop ("safrinha") and exchange rate behavior will help maintain the cost of our raw materials at reasonable levels. This, combined with the lower worldwide supply of meat, should contribute to improve performance of the Company in the second half. In addition, the fourth quarter may be strengthened by renewed Brazilian economic growth, which will favor consumption of non-durable goods.

         Perdigao is confident that it will reach its established goals in its dedication to sustained growth, adding value, social responsibility and its commitment to produce healthy foodstuffs that meet consumers' needs.

                                                           Sao Paulo, July 2003.




    Eggon Joao da Silva                            Nildemar Secches

         CHAIRMAN                                CHIEF EXECUTIVE OFFICER
38

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


09.01 - INTERESTS IN SUBSIDIARIES AND/OR AFFILIATES

1- Item    2- Affiliate/Coligate name     3-   General   Taxpayers' 4- NATURE OF SHARE CONTROL   5- % Capital    6- % investor net
                                          Register                                                                  equity
7- TYPE OF COMPANY                        8- number of shares held on current quarter 9- number of shares held on last quarter
                                          (Units)                                       (Units)

    01     PerdigAo Agroindustrial S.A.          86.547.619/0001-36 Private Subsidiary              100.00             100.00
Industrial, Commercial and Others                                            46,150,563                            45,941,708

    04     PERDIGAO EXPORT LTD.           -                         Private Subsidiary              100.00               0.00
Industrial, Commercial and Others                                                10,000                                10,000

39

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


16.01 - OTHER RELEVANT INFORMATION

SHAREHOLDERS' COMPOSITION

Shareholders' composition on 06.30.03.

                                      COMMON SHARES              PREFERRED SHARES
         SHAREHOLDERS                                       %                              %               TOTAL         %
Controlling shareholders                 12,359,418     79.88          10,770,005      36.91          23,129,423     51.80
Management:
  Board of Directors (*)                  1,568,431     10.14           1,859,580       6.38           3,428,011      7.68
  Executive Officers                              -         -                 302          -                 302         -
Fiscal Council                                    -         -                  12          -                  12         -
Treasury shares                               7,900      0.05             135,595       0.46             143,495      0.32
Other shareholders                        1,536,208      9.93          16,414,933      56.25          17,951,141     40.20
Total                                    15,471,957    100.00          29,180,427     100.00          44,652,384    100.00
Shares outstanding                        3,104,639     20.07          18,274,827      62.63          21,379,466     47.88
(*) Including Weg S.A.

Shareholders' composition on 06.30.02.

                                      COMMON SHARES              PREFERRED SHARES
         SHAREHOLDERS                                       %                              %               TOTAL         %
Controlling shareholders                 12,339,317     79.75          10,770,005      36.91          23,109,322     51.75
Management:
  Board of Directors (*)                  1,568,431     10.14           1,859,580       6.37           3,428,011      7.68
  Executive Officers                              -         -                   2          -                   2         -
Fiscal Council                                    -         -                  12          -                  12         -
Treasury shares                               7,900      0.05             135,595       0.47             143,495      0.32
Other shareholders                        1,556,309     10.06          16,415,233      56.25          17,971,542     40.25
Total                                    15,471,957    100.00          29,180,427     100.00          44,652,384    100.00
Shares outstanding                        3,124,740     20.20          18,274,827      62.63          21,399,567     47.92
(*) Including Weg S.A.

Shareholders' composition  with more than 5% of voting capital on 06.30.03:

                                                                  Common shares         %       Preferred shares         %
Previ - Caixa Prev. Func. Bco. Brasil (*)                             2,865,318     18.52              3,972,428     13.61
Fun. Telebras Seg. Social - Sistel (*)                                2,766,917     17.88                144,889      0.50
Petros - Fund. Petrobras Seg. Soc. (*)                                2,255,562     14.58              1,905,261      6.53
Fapes (Fund. Assist. Prev. Social)-BNDES (*)                          1,908,201     12.33              2,541,461      8.71
Weg S.A.                                                              1,566,862     10.13              1,768,172      6.06
Real Grandeza Fundacao de APAS (*)                                    1,579,469     10.21                      -         -
Bradesco Vida e Previdencia S.A.                                      1,156,411      7.47                285,720      0.98
Valia - Fund. Vale do Rio Doce (*)                                      303,609      1.96              1,544,786      5.29
Telos - Fund. Embratel de Seg. Social (*)                               165,537      1.07                510,120      1.75
Previ-Banerj (*)                                                        514,805      3.33                151,060      0.52
Sub-total                                                            15,082,691     97.48             12,823,897     43.95
Others                                                                  389,266      2,52             16,356,530     56.05
Total                                                                15,471,957    100.00             29,180,427    100.00
(*) Shareholders that are part to a Shareholders' Agreement.

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27



16.01 - OTHER RELEVANT INFORMATION

HOLDERS OF MORE THAN 5% OF VOTING CAPITAL TILL THE PERSON LEVEL:

WEG S.A. (THOUSAND OF SHARES)

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                              %
Weg Participacoes e Servicos S.A.(a)                        279,158     96.93               26,725      8.10
Others                                                        8,842      3.07              303,230     91.90
Total                                                       288,000    100.00              329,955    100.00

    Weg Participacoes e Servicos S.A. (a) (thousand of shares)



                                                        COMMON SHARES        %     PREFERRED SHARES      %
Tania Marisa da Silva                                          5,888       6.58         -             -
Decio da Silva                                                 5,888       6.58         -             -
Solange da Silva Janssen                                       5,888       6.58         -             -
Katia da Silva Bartsch                                         5,888       6.58         -             -
Marcia da Silva Petry                                          5,888       6.58         -             -
Miriam Voigt Schwartz                                          9,812      10.96         -             -
Valsi Voigt                                                    9,812      10.96         -             -
Cladis Voigt Trejes                                            9,812      10.96         -             -
Diether Werninghaus                                            7,408       8.28         -             -
Martin Werninghaus                                             7,408       8.28         -             -
Heide Behnke                                                   7,408       8.28         -             -
Others                                                         8,411       9.38         -             -
                                                              89,511     100.00         -             -


BRADESCO VIDA E  PREVIDENCIA S.A.

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                               %
Bradesco Seguros S.A. (b)                               791,364,353     99.99          -               -
Others                                                           12      0.00          -               -
Total                                                   791,364,365    100.00          -               -

41

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


BRADESCO SEGUROS S.A. (b)

                                                      COMMON SHARES         %     PREFERRED SHARES     %
Banco Bradesco S.A. (c)                                     625,315     99.70          -               -
Others                                                        1,862      0.30          -               -
Total                                                       627,177    100.00          -               -

BANCO BRADESCO S.A. (c)

                                                      COMMON SHARES         %     PREFERRED SHARES     %
Cidade de Deus Cia. Comerical de                    381,004,321.232     49.91          103,800,000      0.01
Participacoes (d)
Fundacao Bradesco                                   126,464,714,394     16.56       17,641,630,092       2.35
Others                                              255,988,832,839     33.53      734,244,715,629      97.64
Total                                               763,457,868,465    100.00      751,990,145,721     100.00

CIDADE DE DEUS CIA. COMERCIAL DE PARTICIPACOES (d)

                                                      COMMON SHARES         %     PREFERRED SHARES     %
Nova Cidade de Deus  Participacoes S.A. (e)           2,024,355,762     43.16          -               -
Fundacao Bradesco                                     1,533,275,100     32.69          -               -
Lia Maria Aguiar                                        417,744,408      8.91          -               -
Lina Maria Aguiar                                       417,744,408      8.91          -               -
Others                                                  296,732,822      6.33          -               -
Total                                                 4,689,852,500    100.00          -               -

NOVA CIDADE DE DEUS PARTICIPACOES S.A. (e)

                                                      COMMON SHARES         %     PREFERRED SHARES     %
Fundacao Bradesco                                        70,840,798     46.30          162,122,728      98.35
Elo Participacoes S.A. (f)                               82,157,662     53.70          -               -
Caixa Beneficente dos Func. do Bradesco                 -               -                2,723,027       1.65
Total                                                   152,998,460    100.00          164,845,755     100.00

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


16.01 - OTHER RELEVANT INFORMATION

ELO PARTICIPACOES S.A. (F)

On 06.30.03 none of the shareholders held individually more than 5% of the voting capital of the Company.

                                                      COMMON SHARES         %     PREFERRED SHARES     %
Total                                                    75,983,821    100.00           50,671,844     100.00

SHAREHOLDERS' COMPOSITION OF CONTROLLING SHAREHOLDERS, EXECUTIVE OFFICERS AND FISCAL COUNCIL ON 06.30.03:

                                                      COMMON SHARES         %     PREFERRED SHARES     %
a) Controlling shareholders                                 12,359,418    79.88         10,770,005    36.91
b) Executive officers and Fiscal Council (*)                 1,568,431    10.14          1,859,894     6.38

b.1) Executive Officers and Fiscal Council

                                                      COMMON SHARES         %     PREFERRED SHARES     %
Board of Directors - Direct participation                        1,569     0.01             91,408     0.31
Board of Directors - Indirect participation (*)              1,566,862    10.13          1,768,172     6.06
Executive Officers                                                   -        -                302     0.00
Fiscal Council                                                       -        -                 12     0.00


(*) Indirectly beneficially of a member of the board of directors by the company Weg S.A. - 10.13% of the common shares and 6.06% of the preferred shares.

16.01 - OTHER RELEVANT INFORMATION

FREE FLOAT SHARES

On 06.30.03 there were 21,379,466 free float shares, 47.88% of total issued, an amount of 3,104,639 common shares and 18,274,827 preferred shares, representing 20.07% and 62.63% respectively.
43

FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                              CORPORATE LAW
QUARTERLY INFORMATION - ITR - JUNE 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS


01.01 - IDENTIFICATION

1- CVM Code         2- Company Name              3- General Taxpayers' Register
01629-2             PERDIGAO S.A.                01.838.723/0001-27


17.01 - SPECIAL REVIEW REPORT

1 - TYPE OF OPINION
UNQUALIFIED OPINION

2 - OPINION

To the Managers and Shareholders of

Perdigao S.A.

We have executed a special review of the Quarterly Information (ITR) of PERDIGAO S.A. and subsidiaries for the period ended June 30, 2003, comprising the balance sheet, the statement of income, the performance report and relevant information, presented in thousand of Brazilian Reais and elaborated in accordance with accounting practices adopted in Brazil.

Our special review has been executed in accordance with the specific rules set forth by the Brazilian Institute of Independent Accountants (IBRACON) with the Federal Accountants Council, and consisted mainly of : (a) questioning and discussion with the officers in charge of the accounting, financial and operating areas of the Company as to the main criteria adopted for preparation of the Quarterly Information; and b) review of the information and subsequent events influencing or which might have a relevant influence on the Company's financial situation and operations.

Based on our special review, we are not aware of any material modification which might be effected as to the previously mentioned Quarterly Information, in order to make them in compliance with the rules issued by the Securities Exchange Commission - CVM, specifically applied in the preparation of the compulsory Quarterly Information.

Sao Paulo, July 18, 2003


ERNST & YOUNG AUDITORES INDEPENDENTES S.S.
CRC-2-SP-015.199/O-6

Luiz Carlos Passetti

Accountant - CRC-1-SP-144343/O-3-T-SC-S-SP



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